                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                         CENDANT CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                                     N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                 March 29, 2002

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Cendant Corporation (the "Company"), which will be held at the Ramada Inn and Conference Center, 130 Route 10 West, East Hanover, New Jersey 07936, on
May 21, 2002 at 10:00 a.m., New York time. We look forward to greeting as many of our stockholders as possible.

    This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company that you should be aware of when you vote your shares.

    Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Stockholders of record can vote their shares by telephone, electronically through the internet or by marking your votes on the enclosed proxy card, signing, dating and mailing the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

    Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket.

    On behalf of the Board of Directors and the employees of Cendant Corporation, I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Henry R. Silverman
Henry R. Silverman
Chairman of the Board,
President and Chief Executive Officer

                              CENDANT CORPORATION
                               9 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  MAY 21, 2002

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cendant Corporation (the "Company") will be held on May 21, 2002 at 10:00 a.m., New York time, at the Ramada Inn and Conference Center, 130 Route 10 West, East Hanover, New Jersey 07936 (the "Meeting"), to consider and vote upon the following matters:

    1. To elect five directors for a three-year term expiring in 2005 and until their successors are duly elected and qualified (provided that, if Proposal No. 3 is approved, the term will expire in 2003);

    2. To ratify the appointment of Deloitte & Touche LLP as the auditors of the Company's financial statements for fiscal year 2002;

    3. To consider and approve our proposal to amend the Company's amended and restated certificate of incorporation and by-laws to eliminate the provisions for the classification of the Company's Board of Directors as set forth in Annexes I and II to the accompanying Proxy Statement; and

    4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholders, for any purpose germane to the Meeting, for 10 days prior to the Meeting during ordinary business hours at the site of the Meeting.

    Attendance at the Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is the Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, Cendant Corporation, 9 West 57th Street, New York, New York 10019, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the Meeting. Admission to the Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

    The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. This will ensure the presence of a quorum at the Meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. A reply envelope, for which no postage is required if mailed within the United States, is enclosed for your convenience. Alternatively, in lieu of returning signed proxy cards, the Company's stockholders of record can vote their shares by telephone or electronically through the Internet at www.eproxy.com/cd by following the instructions included on your proxy card. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Meeting in person, as your proxy is revocable at your option.

Dated: March 29, 2002                                        By Order of the Board of Directors

                                                             /s/ Eric J. Bock
                                                             ERIC J. BOCK
                                                             Secretary

                              CENDANT CORPORATION

                               9 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                       ANNUAL MEETING OF STOCKHOLDERS TO
                        BE HELD ON TUESDAY, MAY 21, 2002

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cendant Corporation, a Delaware corporation (the "Company"), to be voted at the 2002 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about March 31, 2002.

    The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

    Shares of the Company's CD common stock, par value $.01 per share (the "Common Stock"), represented by proxies received by the Company (whether through the return of the enclosed proxy card or by telephone), where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote, your shares will be voted "FOR" the election of all five nominees for the Board of Directors, "FOR" the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company's financial statements for the year ending December 31, 2002 and "FOR" the proposal to declassify the Board of Directors.

    Except as provided below, any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

    For participants in the Cendant Corporation Employee Savings Plan (the "Savings Plan") and the Galileo International Savings and Investment Plan (the "Galileo Plan") with shares of Common Stock credited to their accounts, voting instructions for the trustees of the Savings Plan and the Galileo Plan are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plan and the Galileo Plan, the respective trustees will vote shares of Common Stock in accordance with instructions received from the participants to whose accounts such shares are credited. To the extent such instructions are not received prior to twelve o'clock noon, New York Time, on May 15, 2002, (i) the trustee of the Savings Plan will vote the shares with respect to which it has not received instructions proportionately in accordance with the shares for which it has received instructions and (ii) the trustee of the Galileo Plan will not vote the shares with respect to which it has not received instructions. Instructions given with respect to shares in accounts of the Savings Plan and the Galileo Plan may be changed or revoked only in writing, and no such instructions may be revoked after twelve o'clock noon, New York Time, on May 15, 2002. Participants in the Savings Plan and the Galileo Plan are not entitled to vote in person at the Meeting.

    If a participant in the Savings Plan or the Galileo Plan has shares of Common Stock credited to his or her account and also owns other shares of Common Stock, he or she should receive separate proxy cards for shares credited to his or her account in the Savings Plan or the Galileo Plan and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the Savings Plan's Cendant Stock Fund or the Galileo Plan's Cendant Stock Fund.

    The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock. The Company has retained Mellon Investor Services to aid in the solicitation of proxies. It is estimated that the fee for Mellon Investor Services will be approximately $12,500.00 plus reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.

    A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to stockholders at the Company's website at www.cendant.com or upon written request to Cendant Corporation, 9 West 57th Street, New York, New York 10019, Attention: Investor Relations.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
VOTING SECURITIES AND PRINCIPAL HOLDERS.....................       1

  Outstanding Shares and Voting Rights......................       1

  Security Ownership of Certain Beneficial Owners and
    Management..............................................       2

ELECTION OF DIRECTORS [Proposal No. 1]......................       3

  General...................................................       3

  Information Regarding the Nominees for the Term Expiring
    in 2005.................................................       3

  Information Regarding Directors Whose Terms Expire in
    2003....................................................       5

  Information Regarding Directors Whose Terms Expire in
    2004....................................................       6

  Committees and Meetings of the Board of Directors.........       7

EXECUTIVE OFFICERS..........................................      10

EXECUTIVE COMPENSATION AND OTHER INFORMATION................      13

  Summary Compensation Table................................      13

  Option Grants in 2001.....................................      14

  Aggregated Option Exercises in 2001 and Year-End Option
    Values Table............................................      15

  Employment Contracts and Termination, Severance and Change
    of Control Arrangements.................................      16

  Compensation Committee Report on Executive Compensation...      19

  Compensation Committee Interlocks and Insider
    Participation...........................................      22

  Performance Graph.........................................      23

  Report of Audit Committee.................................      24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............      25

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT...........      25

RATIFICATION OF APPOINTMENT OF AUDITORS [Proposal No. 2]....      26

BOARD DECLASSIFICATION PROPOSAL [Proposal No. 3]............      27

STOCKHOLDER PROPOSALS.......................................      29

  ANNEX I BY-LAW AMENDMENT..................................     I-1

  ANNEX II CERTIFICATE OF INCORPORATION AMENDMENT...........    II-1

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES AND VOTING RIGHTS

    Only holders of record of the Common Stock at the close of business on March 15, 2002 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had outstanding 982,020,341 shares of Common Stock, held of record by 10,093 stockholders.

    The presence, in person or by proxy, of the holders of not less than one-third of the Common Stock entitled to vote at the Meeting will constitute a quorum. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Common Stock vote together as a single class, with each record holder of Common Stock entitled to one vote per share.

    Directors shall be elected by a plurality of the votes of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

    Approval of the proposal relating to the ratification of the appointment of auditors of the Company's financial statements requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

    Approval of the proposal relating to the declassification of the Board of Directors requires the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors. Under applicable Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

    In order that your shares of Common Stock may be represented at the Meeting, you are requested to:

    - indicate your instructions on the proxy;

    - date and sign the proxy;

    - mail the proxy promptly in the enclosed envelope; and

    - allow sufficient time for the proxy to be received before the date of the Meeting.

    Alternatively, in lieu of returning signed proxy cards, the Company's stockholders of record can vote their shares by telephone. If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in "street name" such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 4:00 p.m., New York time, on the business day prior to the date of the Meeting. A proxy may be revoked at any time prior to the voting at the Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to the Secretary of the Company or by attending the Meeting and voting in person. However, if you hold shares in "street name," you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information set forth on the following table is furnished as of March 15, 2002 as to those shares of the Company's equity securities beneficially owned by each of its directors and certain of its executive officers, and all of its executive officers and directors as a group.

    There are currently no known beneficial owners of five percent (5%) or more of any class of our voting securities.

                                                                                     OF THE TOTAL
                                                                                   NUMBER OF SHARES
                                                                                     BENEFICIALLY
                                                     TOTAL AMOUNT                   OWNED, SHARES
                                                      OF SHARES      PERCENT OF      WHICH MAY BE
                                                     BENEFICIALLY   COMMON STOCK   ACQUIRED WITHIN
NAME                                                   OWNED(1)       OWNED(2)        60 DAYS(3)
----                                                 ------------   ------------   ----------------
DIRECTORS AND EXECUTIVE OFFICERS(4):
  Henry R. Silverman...............................   40,087,629        3.95%         32,087,629
  Stephen P. Holmes(5).............................    4,354,527           *           4,083,136
  James E. Buckman.................................    3,411,446           *           3,364,149
  Myra J. Biblowit(6)..............................       53,604           *              48,333
  Leonard S. Coleman(7)............................      309,227           *             302,488
  The Honorable William S. Cohen...................       27,559           *              25,000
  Martin L. Edelman(7).............................      249,227           *             242,488
  Dr. John C. Malone(8)............................    1,053,743           *              48,333
  Cheryl D. Mills..................................       53,002           *              48,333
  The Rt. Hon. Brian Mulroney, P.C., C.C.,
    LL.D(7)........................................      309,227           *             302,488
  Robert E. Nederlander(7).........................      309,227           *             302,488
  Robert W. Pittman(7).............................      789,847           *             783,108
  Sheli Z. Rosenberg...............................       65,804           *              36,667
  Robert F. Smith(7)(9)............................      485,227           *             302,488
  Samuel L. Katz(10)...............................    2,509,097           *           2,411,534
  Richard A. Smith(11).............................    3,253,383           *           3,211,514
Executive Officers and Directors as a Group
  (21 persons):....................................   65,028,928        6.27%         55,167,148

------------------------

*   Amount represents less than 1% of the outstanding Common Stock.

(1) Shares beneficially owned includes direct and indirect ownership of shares and stock options that are currently exercisable or exercisable within 60 days.

(2) Based on 982,020,341 shares of Common Stock outstanding on March 15, 2002.

(3) Includes stock options that are currently exercisable plus stock options that are exercisable within 60 days ("Vested Options").

(4) Such Director's and/or Executive Officer's Vested Options are deemed outstanding for purposes of computing the percentages of the class for such Director and/or Executive Officer.

(5) Includes 12,171 shares of Common Stock held by Mr. Holmes' children.

(6) Includes 5,271 shares held in the 1999 Non-Employee Directors Deferred Compensation Plan.

(7) Includes 6,739 shares held in the 1999 Non-Employee Directors Deferred Compensation Plan.

(8) Includes 1,000,000 shares held by the John C. Malone Charitable Remainder Unitrust.

(9) Includes 150,000 shares of Common Stock held in Mr. Smith's IRA account and 26,000 shares of Common Stock held in the name of the Smith Family Foundation, of which Mr. Smith is President and as to which Mr. Smith disclaims beneficial ownership.

(10) Includes 1,000 shares held by Mr. Katz's children and 180 shares held by his wife.

(11) Includes 517 shares held in a non-qualified deferred compensation plan.

                             ELECTION OF DIRECTORS
                                [PROPOSAL NO. 1]

GENERAL

    The Board of Directors presently consists of fourteen members. The Board is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve for three years; provided that, if Proposal No. 3 is approved, Directors elected at the 2002 Annual Meeting and thereafter will serve one-year terms. The Board of Directors has nominated five candidates to be elected at the Meeting to serve as directors for a three-year term ending at the 2005 annual meeting of stockholders and when their successors are duly elected and qualified; provided that, if Proposal
No. 3 is approved, such candidates will serve a one-year term ending at the 2003 annual meeting of stockholders. All nominees are currently directors of the Company. The terms of the remaining directors expire at the Company's annual meeting of stockholders to be held in 2003 and 2004.

    Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, the shares of Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company's Amended and Restated Certificate of Incorporation and By-Laws.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES LISTED BELOW.

    Certain information regarding each nominee as of March 15, 2002, is set forth below, including such individual's age and principal occupation, a brief account of such individual's business experience during at least the last five years and other directorships currently held.

INFORMATION REGARDING THE NOMINEES FOR THE TERM EXPIRING IN 2005 (OR, IF PROPOSAL NO. 3 IS APPROVED, FOR THE TERM EXPIRING IN 2003)

       Leonard S. Coleman
       John C. Malone, Ph.D.
       Cheryl D. Mills
       Robert E. Nederlander
       Robert F. Smith

    MR. COLEMAN, age 53, has been a Director of the Company since
December 1997. Mr. Coleman was a Director of HFS from April 1997 until
December 1997. Mr. Coleman is presently Chairman of ARENACO a subsidiary of the Yankees/Nets and Senior Advisor to Major League Baseball. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994-1999, having previously served since 1992 as Executive Director, Market Development of Major League

Baseball. Mr. Coleman was a Director of Avis Group Holdings, Inc. from
September 1997 until March 1, 2000. Mr. Coleman is a Director of the following corporations which file reports pursuant to the Exchange Act: Owens Corning, The Omnicom Group, New Jersey Resources, H.J. Heinz Company, Radio Unica, Aramark, Churchill Downs Inc. and Electronic Arts. Mr. Coleman is also Chairman of the Jackie Robinson Foundation and a Trustee of the National Urban League and the Children's Defense Fund.

    DR. MALONE, age 61, has been a Director of the Company since March 2000. Since 1999, Dr. Malone has been Chairman of Liberty Media Group. Prior to serving as Chairman of Liberty Media Group, Dr. Malone was the Chairman (1996-1999), Chief Executive Officer (1994-1999), and President (1994-1997) of Tele-Communications, Inc., Chief Executive Officer (1992-1994) and President (1973-1994) of TCI Communications Inc. Dr. Malone is a Director of Liberty Media Group, The Bank of New York, the CATO Institute, Discovery
Communications, Inc., BET Holdings II, Inc., USANi, LLC and United Global Communications, Inc.

    MS. MILLS, age 37, has been a Director of the Company since June 2000. From October 1999 until recently, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming of Oxygen Media, Inc. From 1997 to 1999,
Ms. Mills was Deputy Counsel to President Clinton. From 1993 to 1996, Ms. Mills also served as Associate Counsel to the President, and as Deputy General Counsel of the Clinton/Gore Transition Planning Foundation. From 1990 to 1992,
Ms. Mills was an associate at the Washington, D.C. law firm of Hogan and Hartson. Ms. Mills currently serves on the Board of the National Partnership for Women and Families, the Board of the Jackie Robinson Foundation, the Board of the Robert F. Kennedy Memorial, the Stanford Law School Board of Visitors, and the William J. Clinton Presidential Library Foundation Board of Trustees.

    MR. NEDERLANDER, age 68, has been a Director of the Company since
December 1997. Mr. Nederlander was a Director of HFS from July 1995 to
December 1997. Mr. Nederlander has been President and/or Director since
November 1981 of the Nederlander Organization, Inc., owner and operator of legitimate theaters in the City of New York. Since December 1998,
Mr. Nederlander has been a co-managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside the City of New York. Mr. Nederlander has been Chairman of the Board of Riddell Sports Inc. (now known as Varsity Brands) since April 1988 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. From February until June 1992, Mr. Nederlander was also Riddell Sports Inc.'s interim President and Chief Operating Officer. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner and a Director since 1973. Mr. Nederlander has been President since October 1985 of Nederlander Television and Film Productions, Inc. and was Chairman of the Board and Chief Executive Officer from January 1988 to January 2002 of Mego Financial Corp. ("Mego").
Mr. Nederlander was a Director of Mego Mortgage Corp. from September 1996 until June 1998. Mr. Nederlander also served as Chairman of the Board of Allis-Chalmers Corp. from May 1989 to 1993 and as Vice Chairman of Allis-Chalmers Corp. from 1993 through October 1996. He is currently a Director of Allis-Chalmers Corp. In October 1996, Mr. Nederlander became a Director of New Communications, Inc., a publisher of community oriented free circulation newspapers. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    MR. SMITH, age 69, has been a Director of the Company since December 1997. Mr. Smith was a Director of HFS from February 1993 until December 1997. From November 1994 until August 1996, Mr. Smith also served as a Director of Chartwell Leisure Inc. ("Chartwell"). Mr. Smith is the retired Chairman and Chief Executive Officer of American Express Bank, Ltd. ("AEBL"). He joined AEBL's parent company, the American Express Company, in 1981 as Corporate Treasurer before moving to AEBL and serving as Vice Chairman and Co-Chief Operating Officer and then President prior to becoming Chief Executive Officer. Mr. Smith is currently an equity owner and Senior Managing

Director of Car Component Technologies, Inc., an automobile parts remanufacturer, located in Bedford, New Hampshire.

INFORMATION REGARDING DIRECTORS WHOSE TERMS EXPIRE IN 2003

       Henry R. Silverman
       James E. Buckman
       The Honorable William S. Cohen
       Martin L. Edelman
       Stephen P. Holmes

    MR. SILVERMAN, age 61, has been President and Chief Executive Officer and Director of the Company since December 1997 and Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors since July 28, 1998. Mr. Silverman was Chairman of the Board, Chairman of the Executive Committee and Chief Executive Officer of HFS from May 1990 until December 1997. From November 1994 until February 1996, Mr. Silverman also served as Chairman of the Board and Chief Executive Officer of Chartwell.

    MR. BUCKMAN, age 57, has been a Vice Chairman since November 1998 and General Counsel and a Director of the Company since December 1997. Mr. Buckman was a Senior Executive Vice President of the Company from December 1997 until November 1998. Mr. Buckman was the Senior Executive Vice President and General Counsel and Assistant Secretary of HFS from May 1997 to December 1997, a Director of HFS since June 1994 and was Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997.
Mr. Buckman also serves as a Director and officer of several subsidiaries of the Company. From November 1994 to February 1996, Mr. Buckman served as the Executive Vice President, General Counsel and Secretary of Chartwell and until August 1996 he served as a Director of Chartwell. Mr. Buckman also serves as a Director of PHH Corporation, a wholly owned subsidiary of the Company, which files reports pursuant to the Exchange Act and FFD Development Company LLC.
Mr. Buckman also serves on the Board of Trustees of Fordham University and the Gregorian University Foundation.

    THE HONORABLE WILLIAM S. COHEN, age 61, has been a Director of the Company since January 2001. Since January 2001, Secretary Cohen has been the Chairman and Chief Executive Officer of The Cohen Group, a consulting company. From January 1997 until January 2001, Secretary Cohen served as U.S. Secretary of Defense. From 1979 until January 1997, Secretary Cohen served as the U.S. Senator for the State of Maine. From 1973 until 1979, Secretary Cohen served as a member of the House of Representatives from Maine's Second Congressional District. Secretary Cohen also serves as a Director of Velocity Express Corporation, Nasdaq, Global Crossing, IDT Corporation and Head NV, which file reports pursuant to the Exchange Act.

    MR. EDELMAN, age 60, has been a Director of the Company since
December 1997. Mr. Edelman was a Director of HFS from November 1993 until December 1997. Mr. Edelman has been Of Counsel to Paul, Hastings, Janofsky & Walker, a New York City law firm, since June 2000. Mr. Edelman was a partner with Battle Fowler, which merged with Paul Hastings, Janofsky & Walker, from 1972 through 1993 and from January 1, 1994 until June 2000 was Of Counsel to Battle Fowler. Mr. Edelman is also a partner of Chartwell Hotels Associates, Chartwell Leisure Associates L.P., Chartwell Leisure Associates L.P. II, and of certain of their respective affiliates. Mr. Edelman also serves as a Director of the following corporations which file reports pursuant to the Exchange Act:
Capital Trust and Arcadia Realty Trust. Mr. Edelman was Chairman of the Board of Directors of Avis Rent A Car, Inc. from December 1998 until November 1999.
Mr. Edelman was a Director of Avis Group Holdings, Inc. from September 1997 until March 1, 2001. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    MR. HOLMES, age 45, has been a Vice Chairman and Director of the Company and Chairman and Chief Executive Officer of the Hospitality Services Division of the Company since December 1997. Mr. Holmes was Vice Chairman of HFS from
September 1996 until December 1997 and was a Director of HFS from June 1994 until December 1997. From July 1990 through September 1996, Mr. Holmes served as Executive Vice President, Treasurer and Chief Financial Officer of HFS.
Mr. Holmes also serves as a Director and officer of several subsidiaries of the Company and as a Director of FFD Development Company LLC. Mr. Holmes is a Director of PHH Corporation, a wholly owned subsidiary of the Company, which files reports pursuant to the Exchange Act. Mr. Holmes is also a Director of Avis Europe PLC. Mr. Holmes was a Director of Avis Group Holdings, Inc. from September 1997 until March 1, 2001. Mr. Holmes also serves on the Board of Trustees of Chilton Memorial Hospital in Pompton Plains, New Jersey and on the Board of Directors of the Boys and Girls Club of Morris County, New Jersey.

INFORMATION REGARDING DIRECTORS WHOSE TERMS EXPIRE IN 2004

       Myra J. Biblowit
       The Rt. Hon. Brian Mulroney, P.C., C.C., LL.D.
       Robert W. Pittman
       Sheli Z. Rosenberg

    MS. BIBLOWIT, age 53, has been a Director of the Company since April 2000. Since April 2001, Ms. Biblowit has been President of The Breast Cancer Research Foundation. From July 1997 until March 2001, she served as Vice Dean for External Affairs for the New York University School of Medicine and Senior Vice President of the Mount Sinai-NYU Health System. From June 1991 to June 1997,
Ms. Biblowit was Senior Vice President, and Executive Director of the Capital Campaign for the American Museum of Natural History and prior to that, served as Executive Vice President of the Central Park Conservancy from 1986 to 1991.
Ms. Biblowit serves on the Board of Directors of the Women's Forum and the Women's Executive Circle of UJA Federation. She is Vice Chairman of the Board of the Historic House Trust of New York City and a Trustee of the Columbia Land Conservancy. Ms. Biblowit is a former Director of Art Spaces and a founding Director of the City Parks Foundation.

    MR. MULRONEY, age 63, has been a Director of the Company since
December 1997. Mr. Mulroney was a Director of HFS from April 1997 until December 1997. Mr. Mulroney was Prime Minister of Canada from 1984 to 1993 and is currently Senior Partner in the Montreal-based law firm, Ogilvy Renault. He is a Director of the following corporations which file reports pursuant to the Exchange Act: America Online Latin America, Inc., Archer Daniels Midland Company Inc., Barrick Gold Corporation, TrizecHahn Corporation Ltd.,
Quebecor, Inc. and Quebecor World Inc.

    MR. PITTMAN, age 48, has been a Director of the Company since
December 1997. Mr. Pittman was a Director of HFS from July 1994 until
December 1997. Since January 2001, Mr. Pittman has been President and Co-Chief Operating Officer of AOL Time Warner, Inc. From February 1998 until
January 2001, Mr. Pittman was President and Chief Operating Officer of America Online, Inc., a provider of internet online services. From October 1996 to February 1998, Mr. Pittman was President and Chief Executive Officer of AOL Networks, a unit of America Online, Inc. From September 1995 through
October 1996, Mr. Pittman served as the Chief Executive Officer and Managing Partner of the Company's subsidiary, Century 21 Real Estate Corporation. From 1990 until September 1995, Mr. Pittman served as President and Chief Executive Officer of Time Warner Enterprises, a business development unit of Time
Warner Inc. and, from 1991 to September 1995, additionally, as Chairman and Chief Executive Officer of Six Flags Entertainment Corporation, the parent of Six Flags Theme Parks Inc. Mr. Pittman serves as a Director of AOL Time Warner, Inc., which files reports pursuant to the Exchange Act.

    MS. ROSENBERG, age 60, has been a Director of the Company since April 2000. Since January 1, 2000, Ms. Rosenberg has been Vice Chairwoman of Equity Group Investments, Inc., a privately held investment company. From October 1994 to December 1999, Ms. Rosenberg was President and Chief Executive Officer of Equity Group Investments, Inc. Ms. Rosenberg serves as a Director of the following companies which file reports pursuant to the Exchange Act: CVS Corporation, Capital Trust, Dynegy Inc., Manufactured Home Communities, Inc., Equity Residential Properties Trust, Equity Office Property Trust and Ventas.
Ms. Rosenberg also currently sits on the Boards of The Chicago Network, National Partnership of Women & Families, Women's Issue Network Foundation and Rush-Presbyterian-St. Luke's Medical Center.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS

    The Board of Directors held seven meetings during 2001. In 2001, except as set forth in the next sentence, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served that were held after their appointment. Messrs. Pittman and Mulroney were absent from two and three meetings of the Board, respectively.

EXECUTIVE COMMITTEE

    The Executive Committee is composed of Messrs. Silverman (Chairman), Buckman, Holmes and Edelman (the "Executive Committee"). The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the By-Laws or any resolution or resolutions of the Board of Directors,
(b) declare any dividend or make any other distribution to the stockholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors. The Chairman of the Board will serve as Chairman of the Executive Committee. The Executive Committee held two meetings in 2001.

NOMINATING COMMITTEE

    The Nominating Committee is composed of Messrs. Mulroney (Chairman), Coleman and Smith and Ms. Mills (the "Nominating Committee"), each of whom is an independent Director. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. Such proposals for nominees will be given due consideration by the Committee for recommendations to the Board based on the nominee's qualifications. While the Nominating Committee held no meetings in 2001, the Committee did act by written consent to nominate members of the Board of Directors to stand for election at the 2001 Annual Meeting. In February 2002, the Board of Directors met to nominate members of the Board of Directors to stand for election for the 2002 Annual Meeting.

AUDIT COMMITTEE

    The Audit Committee is composed of Messrs. Smith (Chairman), Mulroney and Coleman and Ms. Rosenberg (the "Audit Committee"). The functions of the Audit Committee and its activities during fiscal 2001 are described below under the heading Report of the Audit Committee. During the year, the Board reviewed the composition of the Audit Committee in light of the New York Stock Exchange rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the New York Stock Exchange's rules. The Board of Directors has a written charter for the Audit Committee, a copy of which was attached to the Company's Proxy Statement furnished in connection with the Company's 2001 Annual Meeting. The Audit Committee held nine meetings in 2001.

COMPENSATION COMMITTEE

    The Compensation Committee is composed of Messrs. Coleman (Chairman) and Smith and Ms. Biblowit (the "Compensation Committee"). The Compensation Committee has the following powers and authority: (i) determining and fixing the compensation for all executive officers of the Company and those of its subsidiaries that the Compensation Committee shall from time to time consider appropriate, as well as all employees of the Company and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board; (ii) performing the duties of the committees of the Board provided for in any present or future stock option, incentive compensation or employee benefit plan of the Company or, if the Compensation Committee shall so determine, any such plan of any subsidiary; and
(iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Company or subsidiary that the Compensation Committee shall from time to time consider appropriate. Each resolution of the Compensation Committee requires the majority of the members of such committee. The Compensation Committee held eight meetings in 2001.

SPECIAL LITIGATION COMMITTEE

    The Special Litigation Committee is composed of Mses. Rosenberg (Chairwoman) and Mills (the "Special Litigation Committee"). The Special Litigation Committee serves to investigate and evaluate the allegations and issues raised in the derivative litigation actions (the "Derivative Actions") pending against certain former and current officers and directors of the Company and to prepare such reports, arrive at such decisions and take such other actions in connection with the Derivative Actions as the Special Litigation Committee deems appropriate and in the best interests of the Company and its stockholders, in accordance with Delaware law. The Special Litigation Committee held nine meetings in 2001.

CORPORATE POLICY COMMITTEE

    The Corporate Policy Committee is composed of Messrs. Coleman (Chairman) and Edelman and Ms. Biblowit (the "Corporate Policy Committee"). The Corporate Policy Committee serves as a resource for management with respect to issues relating to diversity in the workplace, opportunities to promote the Company's businesses within all areas of the socio-economic spectrum, and the creation of opportunities for the Company to provide economically viable investments within diverse segments of society. The Corporate Policy Committee held five meetings in 2001.

DIRECTOR COMPENSATION

    Non-Employee Directors of the Company receive an annual retainer of $40,000, plus $5,000 for chairing a committee and $3,000 for serving as a member of a committee other than as Chairman. One hundred percent of the $40,000 annual stipend is paid to each Director ratably in Common Stock on a quarterly basis. The calculations of stock paid to Non-Employee Directors is made based on the average of the closing price of Common Stock on the New York Stock Exchange on the last five trading days of the calendar quarter to which such stock payment relates. The Company has implemented a program providing its Non-Employee Directors the opportunity to defer the receipt of their annual stipend until their separation of service from the Board. Non-Employee Directors also are paid $1,000 for each Board of Directors meeting attended and $500 ($1,000 for committee chair) for each Board committee meeting if held on the same day as a Board of Directors meeting and $1,000 ($2,000 for committee chair) for each Board committee meeting attended on a day on which there is no Board meeting. Members of the Special Litigation Committee receive a fee of $350 per hour for their services due to the substantial time commitment required of the committee members. Members of the Board and each committee will also receive a fee of $500 for each proposed unanimous written action in lieu of a meeting. Non-Employee Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and committees.

    The Company provides $100,000 of term life insurance coverage for each Non-Employee Director to the beneficiary designated by such Non-Employee Director. In addition, the Company has purchased joint life insurance contracts in the amount of $1 million for each Director. Upon the death of such Director while still in office, the Company will donate an aggregate of $1 million to one or more charitable organizations designated by such Director from the proceeds of such insurance policy. With the exception of such joint life insurance contracts, members of the Board of Directors who are officers or employees of the Company or any of its subsidiaries do not receive compensation or reimbursement of expenses for serving in such capacity (other than travel related expenses for meetings held outside of the Company's headquarters).

    Non-Employee Directors have also received grants of stock options under one or more of the following plans: 1990 Directors Stock Option Plan, 1992 Directors Stock Option Plan, 1994 Director Stock Option Plan, the 1997 Stock Incentive Plan, the 1997 Stock Option Plan and the HFS Incorporated 1993 Stock Option Plan. In 2001, each of the Non-Employee Directors received a grant of 50,000 Common Stock options. Also, in 2001, in connection with the Company's sale of its Move.com and related businesses, each of the Non-Employee Directors consented to the cancellation of outstanding options to purchase Move.com tracking stock held by such Non-Employee Director in exchange for a cash payment. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Compensation Committee Report on Executive Compensation."

    Directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

                               EXECUTIVE OFFICERS

    The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office until his or her successor is duly appointed and qualified:

NAME                                       OFFICE OR POSITIONS HELD
----                                       ------------------------
Henry R. Silverman       Chairman of the Board, President and Chief Executive Officer

James E. Buckman         Vice Chairman and General Counsel

Stephen P. Holmes        Vice Chairman, Chairman and Chief Executive Officer,
                         Hospitality Services Division

John W. Chidsey          Senior Executive Vice President, Chairman and Chief
                         Executive Officer, Financial Services Division and Vehicle
                         Services Division

Thomas D. Christopoul    Senior Executive Vice President and Chief Administrative
                         Officer

Scott E. Forbes          Senior Executive Vice President and Group Managing Director
                         of Cendant Europe, Middle East and Africa

Samuel L. Katz           Senior Executive Vice President and Chief Strategic Officer,
                         Chairman and Chief Executive Officer Travel Distribution
                         Division

Kevin M. Sheehan         Senior Executive Vice President and Chief Financial Officer

Richard A. Smith         Senior Executive Vice President, Chairman and Chief
                         Executive Officer, Real Estate Division

Tobia Ippolito           Executive Vice President and Chief Accounting Officer

    Other than as set forth below, for biographical information concerning the Executive Officers of the Company, see "Election of Directors."

NAME                                       OFFICE OR POSITIONS HELD
----                                       ------------------------
John W. Chidsey          Mr. Chidsey, age 39, has been Chairman and Chief Executive
                         Officer of the Financial Services Division and Vehicle
                         Services Division since August 2001. From March 2000 to
                         August 2001, Mr. Chidsey was Chief Executive Officer of the
                         Diversified Services Division, including the Individual
                         Membership Segment. Mr. Chidsey was Chief Executive Officer
                         of the Diversified Services Division, excluding the
                         Individual Membership Segment, from January 2000 until March
                         2000. Mr. Chidsey was Chairman and Chief Executive Officer
                         of the Insurance/Wholesale Division of the Company from
                         November 1998 until January 2000. From May 1998 to November
                         1998, Mr. Chidsey was President and Chief Operating Officer
                         of the Alliance Marketing Division of the Company. From
                         December 1997 to May 1998, Mr. Chidsey was Executive Vice
                         President, Business Development of the Company. From 1995 to
                         December 1997, Mr. Chidsey was Senior Vice President,
                         Preferred Alliance Services for HFS. Prior to joining HFS,
                         Mr. Chidsey was the Chief Financial Officer at two divisions of PepsiCo, Inc. with responsibilities for international
                         operations. Mr. Chidsey is a Director of Trilegiant
                         Corporation.

NAME                                       OFFICE OR POSITIONS HELD
----                                       ------------------------
Thomas D. Christopoul    Mr. Christopoul, age 37, has been Senior Executive Vice
                         President and Chief Administrative Officer since April 2000.
                         From January 2000 to April 2000, Mr. Christopoul was
                         President, Cendant Membership Services. From October 1999 to
                         January 2000, Mr. Christopoul was Executive Vice President,
                         Corporate Services. From April 1998 to October 1999, Mr.
                         Christopoul was Executive Vice President, Human Resources,
                         and from December 1997 until April 1998, Mr. Christopoul was
                         Senior Vice President, Human Resources. Mr. Christopoul was
                         Senior Vice President, Human Resources of HFS from October
                         1996 until December 1997 and Vice President Human Resources of HFS from October 1995 until October 1996. He also is
                         Chairman of Advance Ross Corporation, a subsidiary of the
                         Company.

Scott E. Forbes          Mr. Forbes, age 44, has been Senior Executive Vice President and Group Managing Director of Cendant Europe, Middle East
                         and Africa since December 2000 and Executive Vice President and Group Managing Director of Cendant Europe from November
                         1998. Mr. Forbes was Executive Vice President, Finance of
                         Cendant and Chief Accounting Officer from April 1998 to
                         November 1998. From December 1997 until April 1998 and from
                         August 1993 until April December 1997, Mr. Forbes was Senior
                         Vice President Finance of Cendant and HFS.

Samuel L. Katz           Mr. Katz, age 36, has been Senior Executive Vice President,
                         Chief Strategic Officer and Chairman and Chief Executive
                         Officer Travel Distribution Division since July 2001. From
                         January 2001 to July 2001, Mr. Katz was Senior Executive
                         Vice President--Strategic and Business Development and from
                         January 2000 to January 2001, Mr. Katz was Senior Executive
                         Vice President and Chief Executive Officer of the Cendant
                         Internet Group. Mr. Katz was Senior Executive Vice
                         President, Strategic Development of the Company from July
                         1999 to January 2000, Executive Vice President, Strategic
                         Development from April 1998 until January 2000, and Senior
                         Vice President, Acquisitions from December 1997 to March
                         1998. Mr. Katz was Senior Vice President, Acquisitions of
                         HFS from January 1996 to December 1997. From June 1993 to
                         December 1995, Mr. Katz was Vice President of Dickstein
                         Partners Inc., a private investment firm. Mr. Katz is a
                         Director of NRT Incorporated, Go2 Systems Inc., Netgrocer
                         and Trilegiant Corporation.

NAME                                       OFFICE OR POSITIONS HELD
----                                       ------------------------
Kevin M. Sheehan         Mr. Sheehan, age 47, has been Senior Executive Vice
                         President and Chief Financial Officer since March 1, 2001.
                         From August 1999 to February 2001, Mr. Sheehan was
                         President--Corporate and Business Affairs and Chief
                         Financial Officer of Avis Group Holdings, Inc. and a
                         Director of that company since June 1999. From December 1996 to August 1999, Mr. Sheehan was Executive Vice President and
                         Chief Financial Officer of Avis Group Holdings, Inc. He
                         served as Executive Vice President and Chief Financial
                         Officer of Avis Car Rental Services, Inc. from December 1996 until March 1, 2001 and of PHH from June 1999 until March 1,
                         2001. From September 1996 to September 1997, Mr. Sheehan was
                         a Senior Vice President of HFS. From December 1994 to
                         September 1996, Mr. Sheehan was Chief Financial Officer for
                         STT Video Partners, a joint venture between Time Warner,
                         Telecommunications, Inc., Sega of America and HBO. Prior
                         thereto, he was with Reliance Group Holdings, Inc., an
                         insurance holding company, and some of its affiliated
                         companies for ten years and was involved with the formation of the Spanish language television network, Telemundo Group,
                         Inc. and from 1991 through 1994 was Senior Vice President--
                         Finance and Controller.

Richard A. Smith         Mr. Smith, age 48, has been Chairman and Chief Executive
                         Officer of the Real Estate Division of the Company since
                         December 1997. Mr. Smith was President of the Real Estate
                         Division of HFS from October 1996 to December 1997 and
                         Executive Vice President of Operations for HFS from February
                         1992 to October 1996. Mr. Smith is a Director of NRT
                         Incorporated. Mr. Smith also serves on the Easter Seals
                         National Board, the Harvard Joint Center for Housing and is
                         a member of Columbus State University's Board of Trustees.

Tobia Ippolito           Mr. Ippolito, age 37, has been Executive Vice President and
                         Chief Accounting Officer since April 2001. Prior to that,
                         Mr. Ippolito was Executive Vice President--Finance and
                         Administration of Cendant Internet Group from April 2000 to
                         April 2001, Senior Vice President, Special Projects and
                         Strategic Initiatives from September 1999 to April 2000 and from April 1998 to September 1999, he was Senior Vice
                         President, Finance and Corporate Controller. From December
                         1997 to April 1998, Mr. Ippolito was Vice President and
                         Corporate Controller of the Company. From January 1995 to
                         December 1997, Mr. Ippolito was Vice President and Corporate
                         Controller of HFS and from January 1993 to January 1995, Mr.
                         Ippolito was Corporate Controller of HFS. Mr. Ippolito is a
                         Director of Trilegiant Corporation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the 1999, 2000 and 2001 cash and non-cash compensation awarded to or earned by each person who served as Chief Executive Officer of the Company during 2001 and the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                 ------------------------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                                                                    OPTIONS
                                                        ANNUAL COMPENSATION       RESTRICTED     COMMON STOCK/        ALL OTHER
                NAME AND                              ------------------------      STOCK          MOVE.COM          COMPENSATION
           PRINCIPAL POSITION                YEAR     SALARY($)    BONUS($)(1)   AWARDS($)(2)   COMMON STOCK(#)         ($)(4)
           ------------------              --------   ----------   -----------   ------------   ---------------      ------------
Henry R. Silverman(6) ...................    2001      3,141,510    4,715,250             0          6,000,000        4,120,013
  Chairman of the Board,                     2000      3,037,308    4,555,962             0        3,000,000/0(3)       707,224
  President and Chief                        1999      2,900,000    4,320,254             0          3,000,000          266,149
  Executive Officer

Stephen P. Holmes .......................    2001        750,000    1,400,000             0          1,000,000          204,193
  Vice Chairman and                          2000        678,655      644,722       500,000     503,750/43,750(3)        85,416
  Chairman and CEO,                          1999        661,050      660,880             0            600,000           84,902
  Hospitality Services Division

James E. Buckman ........................    2001        750,000    1,400,000             0          1,000,000          247,542
  Vice Chairman and General                  2000        678,655      644,722       500,000     503,750/43,750(3)         6,014
  Counsel                                    1999        661,050      660,880             0            600,000           79,049

Richard A. Smith ........................    2001        750,000    2,671,500             0          1,000,000          110,601
  Chairman and CEO,                          2000        673,153      639,495       500,000     270,000/150,000(3)       19,487
  Real Estate Division                       1999        650,000      650,000             0            600,000           19,077

Samuel L. Katz ..........................    2001        750,000    2,788,853             0          1,400,000          158,661
  Chief Strategic Officer,                   2000        536,038      509,237       500,000     335,000/75,000(3)        69,125
  Chairman and CEO, Travel                   1999        500,000      609,234             0            500,000           40,043
  Distribution Division

------------------------------

(1) For 2001, bonus amounts include fiscal year 2001 profit-sharing bonuses paid in February 2002. For each Named Executive Officer (other than
    Mr. Silverman), 2001 bonus amounts include regular annual bonus targeted to equal to 100% of base salary (subject to the Company's attainment of performance goals). Mr. Silverman's 2001 profit-sharing bonus was calculated pursuant to his employment agreement. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Contracts and Termination, Severance and Change of Control Arrangements." Each Named Executive Officer (other than
    Mr. Silverman) also received a special discretionary incentive bonus equal to $650,000 ($500,000 for Mr. Katz) approved by the Compensation Committee and paid in February 2001. Mr. Katz also received a special market adjustment award equal to $278,103. Regular annual profit-sharing bonus was paid at 100% of target for each Named Executive Officer. For Messrs. Smith and Katz, bonus amounts also include a special discretionary bonus equal to $1,271,500 and $1,260,750 respectively, approved by the Compensation Committee, in consideration of their extraordinary efforts in completing strategic and other initiatives relating to their respective business units ("Strategic Initiative Bonus").

(2) On October 1, 2000, each Named Executive Officer (other than Mr. Silverman) was granted 47,058 restricted shares of Common Stock (the "Retention Program"). For each such Named Executive Officer, the value of the shares as of the date of grant equaled $500,000, and the value as of December 29, 2000 equaled $452,933 (based upon December 29, 2000 closing price of $9.625). Each of the restricted shares was scheduled to become vested, and the restrictions relating to transferability on such shares were set to lapse, on March 31, 2002, subject to the Named Executive Officer remaining continuously employed with the Company through such date. The restricted shares were granted pursuant to the Company's 1997 Stock Incentive Plan. By action of the Compensation Committee the restricted shares were accelerated and became vested on January 2, 2002. No grants of restricted shares were made to any Named Executive Officer in 1999 or 2001.

(3) For 2000, shows separately options for Common Stock and Move.com tracking stock. No grants of Move.com tracking stock options were made in 1999 or any prior year. No grants of Move.com common stock options were made to Mr. Silverman in any year. In 2001, in connection with the Company's sale of its Move.com and related businesses, employees of the Company including applicable Named Executive Officers were given the opportunity to consent to the cancellation of their Move.com tracking stock options in exchange for a cash payment equal to $8.19 per option share. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Compensation Committee Report on Executive Compensation."

(4) Payments included in these amounts for fiscal year 2001 consist of
    (i) Company matching contributions to a non-qualified deferred compensation plan maintained by the Company ("Defined Contribution Match"),
    (ii) insurance premiums paid by the Company for life insurance coverage and which will be repaid to the Company upon the Named Executive Officer's death or upon certain other events, and (iii) executive medical benefits. Defined Contribution Match includes matching contributions relating to deferred bonuses in respect of fiscal year 2001 and paid in February 2002.

    The foregoing amounts were as follows:

                                                                           DEFINED          LIFE         EXECUTIVE
                                                                         CONTRIBUTION     INSURANCE       MEDICAL
                                                                YEAR       MATCH($)     PREMIUM($)(5)   BENEFITS($)
                                                              --------   ------------   -------------   -----------
Mr. Silverman...............................................    2001        461,848       3,653,365        4,800
Mr. Holmes..................................................    2001        122,683          76,710        4,800
Mr. Buckman.................................................    2001         83,836         158,906        4,800
Mr. Smith...................................................    2001         15,000          90,801        4,800
Mr. Katz....................................................    2001        105,554          48,307        4,800

(5) Amounts represent split-dollar life insurance premiums paid by the Company for the period beginning January 1, 2001 and ending December 31, 2001. Pursuant to split dollar agreements entered into by each Named Executive Officer, the Company will be repaid all amounts it expends for such premiums, either from the cash surrender value or the death benefit of the insurance policies.

(6) Mr. Silverman did not participate in the Retention Program, did not receive any Move.com tracking stock options and did not receive a Strategic Initiative Bonus or any other discretionary bonuses.

OPTION GRANTS IN 2001

    The following table summarizes option grants during the last fiscal year made to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                  % OF TOTAL
                                  NUMBER OF         COMMON
                                  SECURITIES     STOCK OPTIONS
                                  UNDERLYING        GRANTED       EXERCISE                 GRANT DATE
                                 OPTIONS/SARS   TO EMPLOYEES IN     PRICE     EXPIRATION    PRESENT
                                  GRANTED(1)      FISCAL YEAR     PER SHARE      DATE      VALUE ($)
                                 ------------   ---------------   ---------   ----------   ----------
Mr. Silverman(3)...............    6,000,000          10.1%        $ 9.41      1/3/2011    28,080,000(2)
Mr. Holmes.....................    1,000,000          1.68%        $ 9.41      1/3/2011     4,680,000(2)
Mr. Buckman....................    1,000,000          1.68%        $ 9.41      1/3/2011     4,680,000(2)
Mr. Smith......................    1,000,000          1.68%        $ 9.41      1/3/2011     4,680,000(2)
Mr. Katz.......................    1,000,000          1.68%        $ 9.41      1/3/2011     4,680,000(2)
                                     400,000          0.67%        $12.18     10/2/2011     2,424,000(2)

------------------------

(1) The vesting of options accelerates under certain circumstances (including a change of control of the Company). See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Contracts and Termination, Severance and Change of Control Arrangements."

(2) The values assigned to each reported option on this table are computed using the Black-Scholes option pricing model. The calculations assume a risk-free rate of return of 4.65%, which represents the yield of United States Treasury Notes having a maturity on the option grant date approximating the expected life of the option. The calculations for all option grant dates assume a 49.4% volatility; however, there can be no assurance as to the actual volatility of the Company's common stock in the future. The calculations for all grant dates also assume no dividend payout and a 5.27 year expected life. In assessing these option values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant to a Named Executive Officer, its ultimate value will depend on the market value of the Company's common stock at a future date.

(3) Mr. Silverman will not receive an option grant in 2002; he has waived his right to any option grant under his employment agreement.

AGGREGATE OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES TABLE

    The following table summarizes the exercise of Common Stock options by the Named Executive Officers during the last fiscal year and the value of unexercised options held by such executives as of the end of such fiscal year. All shares acquired on exercise (and value realized) are pursuant to exercises of Common Stock options and a voluntary cash-out of Move.com tracking stock options. The number of securities underlying unexercised in-the-money options (and the value of unexercised in-the-money options) reflect only the aggregate value of Common Stock options.

                                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY
                                  SHARES                                          OPTIONS/SARS                OPTIONS/SARS
                                 ACQUIRED                 VALUE                   AT FY-END(#)               AT FY-END($)(1)
NAME                          ON EXERCISE(#)           REALIZED($)          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          ---------------      -------------------      -------------------------   -------------------------
Mr. Silverman(2)............        3,479,213               28,494,754        32,087,629/4,302,230       233,527,971/21,505,772

Mr. Holmes(3)...............   230,698/43,750(3)     2,258,533/358,313(3)      3,106,220/1,834,090        27,715,843/12,132,313

Mr. Buckman(3)..............   721,631/43,750(3)     5,760,635/358,313(3)      2,377,233/1,850,965        16,818,165/12,232,288

Mr. Smith(3)................  306,395/150,000(3)   3,510,928/1,228,500(3)      2,425,064/1,372,900        21,274,601/12,088,927

Mr. Katz(3).................         0/75,000(3)             0/614,250(3)      1,556,363/1,943,676         8,817,125/14,931,386

------------------------------

(1) Amounts are based upon the closing price on the New York Stock Exchange on December 31, 2001.

(2) Mr. Silverman exercised 3,479,213 stock options on October 24, 2001.
    Mr. Silverman retained for investment purposes 1,151,585 of the 3,479,213 shares acquired upon exercise of such stock options.

(3) Amounts reflect exercises of Common Stock options and voluntary cash-out of Move.com tracking stock options in March 2001, in connection with the sale of the Company's Move.com business to Homestore.com. All Move.com tracking stock options held by Named Executive Officers were canceled in exchange for a cash payment equal to $8.19 per share. Mr. Silverman was not granted any Move.com tracking stock options. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Compensation Committee Report on Executive Compensation--Sale of Move.com to Homestore.com" for explanation of reasons for initial grant of Move.com tracking stock options and the cancellation thereof.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
  ARRANGEMENTS

    Each Named Executive Officer is employed by the Company pursuant to a written agreement of employment. Each such employment agreement contains covenants precluding the Named Executive Officer from competing, directly or indirectly, against the Company and/or the business unit or units for which such officer performs services, during a period of time set forth in each respective employment agreement.

    MR. SILVERMAN. Mr. Silverman is employed by the Company pursuant to an employment agreement originally entered into as of September 30, 1991 between Mr. Silverman and HFS Incorporated and amended and restated from time to time (the "Silverman Employment Agreement"). Mr. Silverman serves the Company as its President and Chief Executive Officer and as the Chairman of the Board and the Chairman of the Executive Committee of the Board. The term of employment under the Silverman Employment Agreement expires on August 1, 2010, subject to earlier termination upon certain events.

    Effective for 2002, the Compensation Committee approved a base salary for Mr. Silverman equal to $3,196,000, an increase of 1.67% over 2001. The Silverman Employment Agreement provides Mr. Silverman an annual bonus opportunity equal to the lesser of (i) 0.75% of the Company's "EBITDA" (as defined in the Silverman Employment Agreement) for the applicable fiscal year or (ii) 150% of his annual base salary. The Silverman Employment Agreement requires the Company to provide Mr. Silverman with term life insurance in the amount of $100 million during the term of employment. The Silverman Employment Agreement also requires the Company to provide Mr. Silverman with option grants and specified officer perquisites, however, for 2002, Mr. Silverman has waived his right to an option grant.

    The Silverman Employment Agreement provides that if Mr. Silverman resigns his employment in connection with a breach by the Company of the Silverman Employment Agreement, or if he is terminated by the Company without Cause (as defined in the Silverman Employment Agreement), he will be entitled to receive a lump sum cash payment equal to (i) the lesser of (a) 150% of his annual base salary or (b) the sum of his annual base salary plus 0.75% of EBITDA for the 12 months preceding the date of termination, multiplied by (ii) the number of years and partial years remaining in the term of employment under the Silverman Employment Agreement. In addition, Mr. Silverman would be entitled to continued health and welfare benefits during the remaining term of employment and the vesting of any options and restricted stock. However, the Company may remove
Mr. Silverman from his position of President and/or Chief Executive Officer (but not Chairman of the Board) without triggering such termination provisions. After termination of Mr. Silverman's employment with the Company other than due to death or for Cause (but including a resignation for good reason), (i) the Company would provide Mr. Silverman, through August 31, 2009, term life insurance in the amount of $100 million; and (ii) the Company would provide him certain benefits for life, including office and clerical support, executive transportation services (including use of aircraft), security services, continued access to other general facilities and services and reimbursement of any properly documented business expenses. During such period, Mr. Silverman would be required to keep himself reasonably available to the Company to render advice or to provide services for no more than 30 days per year, in return for which he will be paid $30,000 per month.

    The Silverman Employment Agreement further provides that Mr. Silverman will be made whole on an after-tax basis with respect to certain excise taxes in connection with a change of control of the Company which may, in certain cases, be imposed upon payments thereunder and other compensation and benefit arrangements.

    MESSRS. HOLMES AND BUCKMAN. The Company entered into employment agreements with Messrs. Holmes and Buckman dated as of September 12, 1997 (such agreements, respectively, the "Holmes Employment Agreement" and the "Buckman Employment Agreement," and collectively, the

"1997 Employment Agreements"). Each of the 1997 Employment Agreements originally provided for a period of employment through December 17, 2002; however, such agreements contain automatic extension periods which cause each respective period of employment to be extended by one year on an annual basis (an extension of the period of employment through December 17, 2006 has taken effect under each of the 1997 Employment Agreements).

    Each of the 1997 Employment Agreements specifies the compensation and benefits provided to the executive during the period of employment. Effective for 2002, the Compensation Committee approved base salaries for Messrs. Holmes and Buckman equal to $762,500. For 2001, the Compensation Committee approved a target incentive bonus payment of 100% of base salary, as well as an additional discretionary bonus payment. Each of Messrs. Holmes and Buckman is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites.

    Each of the 1997 Employment Agreements provides for certain payments in the event of termination of the Executive's employment under various circumstances. The Holmes Employment Agreement provides that if the Executive's employment is terminated by the Company other than for Cause, or by the Executive for Constructive Discharge or resignation, the Company will pay the Executive a lump sum cash payment equal to 500% of the sum of (i) his annual base salary and
(ii) the highest annual bonus he has received for any of the three preceding years (or $520,000, if higher). In such event, the Executive would also receive any earned but unpaid base salary and incentive compensation, his benefits and perquisites would continue for 36 months and any stock options (excluding the option granted January of 2001 in the case of a resignation) and restricted stock would vest (and such options would remain outstanding for the remainder of their terms without regard to such termination).

    The Buckman Employment Agreement provides that if Mr. Buckman's employment is terminated by the Company other than for Cause or by Mr. Buckman for Constructive Discharge, the Company will pay Mr. Buckman a lump sum cash payment equal to 500% of the sum of (i) his annual base salary and (ii) the highest annual bonus he has received for any of the three preceding years (or $500,000, if higher) ("Buckman Salary plus Bonus"). Mr. Buckman may also resign at any time and receive a lump sum cash payment equal to 200% of Buckman Salary plus Bonus. In any of the foregoing situations, Mr. Buckman would also receive any earned but unpaid base salary and incentive compensation, his benefits and perquisites would continue for 36 months and any stock options (excluding the option granted January of 2001 in the case of a resignation) and restricted stock would vest (and such options would remain outstanding for the remainder of their terms without regard to such termination).

    Each 1997 Employment Agreement provides that the Executive will be made whole on an after-tax basis with respect to certain excise taxes in connection with a change of control of the Company which may, in certain cases, be imposed upon payments thereunder and other compensation and benefit arrangements.

    MR. SMITH. The Company entered into an amended and restated employment agreement with Mr. Smith as of June 2, 2001 (the "Smith Employment Agreement"). The Smith Employment Agreement is set to expire on June 30, 2004, subject to earlier termination or extension upon certain events.

    The Smith Employment Agreement provides that during his term of employment, Mr. Smith will be paid an annual base salary equal to $750,000 and will be eligible for annual bonuses based on a target of 100% of annual base salary. Effective for 2002, the Company increased Mr. Smith's base salary to $762,500. Mr. Smith is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. The Smith Employment Agreement provides that if Mr. Smith's employment is terminated by the Company other than for

Cause or by Mr. Smith for Constructive Discharge, the Company will pay
Mr. Smith a lump sum cash payment equal to 300% of his base salary plus target incentive bonus. In addition, each of Mr. Smith's outstanding options granted after September 3, 1998 will become fully vested and remain exercisable until the first to occur of the fifth anniversary of the date of such termination and the original expiration date of such option. In addition, Mr. Smith and his eligible dependents will remain covered under certain welfare benefit plans sponsored by the Company until Mr. Smith reaches age 75.

    MR. KATZ. The Company entered into an amended and restated employment agreement with Mr. Katz as of June 5, 2000 (the "Katz Employment Agreement"). The Katz Employment Agreement is set to expire on December 31, 2003, subject to earlier termination or extension upon certain events.

    The Katz Employment Agreement provides that during his term of employment, Mr. Katz will be paid an annual base salary equal to $500,000 and will be eligible for annual bonuses based on a target of 100% of annual base salary. Effective for 2002, the Company increased Mr. Katz' base salary to $762,500.
Mr. Katz is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. The Katz Employment Agreement provides that if Mr. Katz' employment is terminated by the Company other than for Cause or by Mr. Katz for Constructive Discharge, the Company will pay Mr. Katz a lump sum cash payment equal to 300% of his base salary plus target incentive bonus (or if higher, the base salary and target incentive bonus of any other senior officer of the Company). In addition, each of Mr. Katz' outstanding options granted after June 5, 2000 will become fully vested and remain exercisable until the first to occur of the third anniversary of his termination of employment and the original expiration date of such option (the "Option Extension").

    OTHER CHANGE OF CONTROL PROVISIONS. In connection with the merger of HFS Incorporated and CUC International Inc., action was taken by the Company to provide that any employee formerly with HFS Incorporated who incurs a golden parachute excise tax under Section 4999 of the Internal Revenue Code, if and to the extent applicable, incurred because of the vesting of options granted prior to such merger, will be reimbursed by the Company for the economic costs incurred by such employee, including a tax gross-up payment to account for any additional golden parachute excise tax incurred by reason of such reimbursement to the Named Executive Officers, if any. In addition, action was also taken by the Company to provide for a similar reimbursement in the event a future corporate event causes an excise tax liability.

    STOCK OPTIONS AND RESTRICTED STOCK. Generally, all stock options granted to each of the Named Executive Officers under any applicable stock option plan of the Company will become fully and immediately vested and exercisable, and all restrictions on shares of restricted stock will lapse, upon the occurrence of any change of control transaction affecting the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for administering the Company's executive compensation policies and programs. The Compensation Committee also reviews and approves the salaries and bonuses of the Company's executive officers as well as all grants of options to purchase shares of Company common stock.

    OFFICER COMPENSATION POLICY. The Compensation Committee administers the Company's executive compensation policies. These policies include:

    - aligning the interests of executive officers with the long-term interests of the Company's stockholders;

    - providing competitive levels of compensation which are, in large part, conditioned on the Company's attainment of specified performance targets and/or stock price appreciation; and

    - attracting, motivating and retaining the best possible executive talent for the benefit of the Company's stockholders.

    EMPLOYMENT AGREEMENTS. Each of the Named Executive Officers is employed by the Company pursuant to a written agreement of employment. A limited number of other executive officers of the Company are also employed pursuant to employment agreements. The Compensation Committee has considered the advisability of using employment agreements and has determined that under certain circumstances it is in the best interests of the Company insofar as it permits the Company to achieve its desired goals of retaining the best possible executive talent. In addition, each employment agreement contains restrictive covenants, including noncompetition, nonsolicit and confidentiality covenants, for the benefit of the businesses of the Company. The Compensation Committee has determined that the use of employment agreements may be necessary in certain cases to ensure the retention of key executive officers and to attract additional executive talent to the Company, including in connection with acquisitions. Each such employment agreement separately reflects the terms that the Compensation Committee felt were appropriate and/or necessary to retain the services of the particular executive officer, within the framework of the Company's compensation policies.

    COMPONENTS OF EXECUTIVE COMPENSATION. The material elements of the Company's executive compensation arrangements include base salary, annual performance bonus and stock options. Each executive officer's total compensation package is designed to condition a significant portion of the executive officer's overall anticipated compensation on the Company's success in achieving specified performance targets and/or stock price appreciation. During 2001, the Compensation Committee acknowledged increasing competition for top executive talent and the aggressive recruiting tactics of the Company's competitors, as well as internet and technology companies, and considered such factors in its decision-making.

    BASE SALARIES. Salaries paid to executive officers, other than the Chief Executive Officer, are reviewed annually by the Chief Executive Officer, the Chief Administrative Officer and the Executive Vice President-Human Resources based upon their assessment of the nature of the position and the contribution, experience and tenure of the executive officer. The Compensation Committee is responsible for determining the salary of the Chief Executive Officer. The salary levels of the Named Executive Officers are subject to the provisions of such employment agreements which are approved by the Compensation Committee (the employment agreements with the Named Executive Officers are described more fully under "Employment Contracts and Termination, Severance and Change of Control Arrangements"). From time to time, the Company performs market research and/or engages compensation consultants to advise on market rates of compensation for executive officers similarly situated, and the Compensation Committee considers such advice and surveys in connection with establishing salaries for executive officers.

    ANNUAL BONUS. The Named Executive Officers are entitled to annual performance bonuses based upon the terms of their employment agreements (see "Employment Contracts and Termination, Severance and Change of Control Arrangements"). As described under "Employment Contracts and Termination, Severance and Change in Control Arrangements," Mr. Silverman's employment agreement provides for an annual incentive bonus equal to the lesser of
(i) 0.75% of the Company's EBITDA (as defined in such agreement) for the applicable fiscal year or (ii) 150% of his annual base salary. Under the Company's annual incentive bonus plan, certain employees are eligible to earn bonuses equal to a percentage of base salary based upon the degree of achievement of target levels of earnings before interest and taxes ("EBIT"). Such percentages of base salary range from 5% for the lowest level of employees eligible for bonuses if the minimum level of earnings is achieved, to a maximum of 100% for Senior Executive Vice Presidents and above, if the highest level of earnings is achieved (payment of up to 125% is available in the event that the highest level targets are greatly exceeded). In 2001, bonuses paid to executive officers of certain business units were paid at less than the target level to the extent such business units did not attain pre-established levels of EBIT (or other relevant performance measurement). The bonuses paid to the Named Executive Officers in respect of 2001 are set forth in the Summary Compensation Table.

    In 2001, the Compensation Committee also considered and approved special discretionary bonuses for the Named Executive Officers (other than the Chief Executive Officer) and Messrs. Smith and Katz also received Strategic Initiative Bonuses relating to their extraordinary efforts in completing strategic and other initiatives within their respective business units. Mr. Silverman did not receive any such bonuses. The bonuses paid to the Named Executive Officers are set forth in the Summary Compensation Table.

    STOCK OPTIONS. The Compensation Committee continues to believe that the most effective way to align the interests of executives with those of the Company's stockholders is to ensure that the executives hold material equity stakes in the Company. Therefore, the Compensation Committee has determined that the continued use of stock options is the best mechanism for long term incentive compensation of executive officers. The Compensation Committee administers each of the Company's stock option plans. Generally, option grants are approved by the Compensation Committee upon the recommendation of the Chief Executive Officer, the Chief Administrative Officer and the Executive Vice President-Human Resources, who determine the number of shares subject to such grants and the applicable terms and conditions of such grants. In general, to ensure that the use of stock options meets the intended long-term goals of the Compensation Committee, most stock option grants vest over a period of at least three years. In addition, the Company does not grant options with exercise prices below the fair market value of the Company common stock as of the date of grant. In 2001, the Compensation Committee approved enhanced option grants for eligible officers as an additional retention and incentive vehicle. The additional incentive was in response to a competitive market for executive talent in conjunction with a material drop in the market price of Company common stock which materially reduced the incentive and retention value of the Company's option program. Information with respect to option grants in 2001 to the Named Executive Officers is set forth in the "Option Grants Table."

    SALE OF MOVE.COM TO HOMESTORE.COM. In connection with the creation of Move.com tracking stock, and the anticipated public offering thereof, the Compensation Committee approved the initial grant of Move.com tracking stock options to employees and directors of the Company and employees of Move.com to avoid conflicts between Move.com and the Company, and to align the interests of all employees towards creating value for Move.com and the Company as a whole. The recipients of Move.com option grants who were not employed directly by Move.com were primarily officers and employees of the Company's Real Estate Division.

    The Compensation Committee also viewed the Move.com option grant as a necessary and appropriate retention device in the then current business climate during which internet and technology companies appeared to be thriving, especially in comparison to "old economy" entities like the Company, and were successfully recruiting executive talent by offering attractive equity participation and option grants. All employees of the Company who were granted Move.com tracking stock options had their 2000 annual Company option grant recommendation reduced by a factor of 2.2 Company options for each Move.com tracking stock option granted. In 2001, the Company consummated the sale of Move.com and certain related businesses to Homstore.com in exchange for shares of Homestore.com common stock (the "Move.com Transaction"). In connection with the Move.com Transaction, Homestore.com agreed to assume Move.com tracking stock options held by Company employees who were transferred to Homestore.com upon consummation of the Move.com Transaction. Homestore.com would not agree to assume Move.com tracking stock options held by the Company employees who remained employed with the Company following the Move.com Transaction (this group of non-transferring employees included executive officers of the Company and Non-Employee Directors). Although Homestore.com would not assume the outstanding Move.com tracking stock options held by the non-transferring employees, the Move.com Transaction was structured, from the Company's perspective, so that the Company received shares of Homestore.com common stock in exchange for (i) each outstanding Move.com tracking stock option held by the non-transferring employees and (ii) each outstanding share of Move.com tracking stock held by the Company. The shares of Homestore.com common stock received by the Company for each outstanding share of Move.com tracking stock and each outstanding Move.com tracking stock option had a value of $24.47 upon consummation of the Move.com Transaction. In connection with the consummation of the Move.com Transaction and pursuant to a fair market value analysis conducted internally and by an independent third-party compensation consultant, the Compensation Committee determined to provide the non-transferring employees with the option of cancelling their outstanding Move.com tracking stock options in exchange for a cash payment equal to $8.19 (the "Cancellation Payment"). In determining the Cancellation Payment, the Compensation Committee considered the fact that the Cancellation Payment was $16.28 less than the consideration paid to the Company by Homestore.com for each outstanding Move.com tracking stock option at the time of the consummation of the Move.com Transaction. The Compensation Committee also determined that offering the option of the Cancellation Payment was appropriate in connection with the Move.com Transaction based upon, among other things, (i) the valuation of such businesses at the time of the consummation of the Move.com Transaction,
(ii) the exercise price of the Move.com tracking stock options held by the non-transferring employees, (iii) the fact that the Company employees who were transferred to Homestore.com received options in Homestore.com in connection with the transaction and (iv) the non-transferring employees' legal rights with respect to the outstanding Move.com tracking stock options. Mr. Silverman held no Move.com tracking stock options; accordingly, Mr. Silverman did not receive a Cancellation Payment or any other equity or compensation awards in connection with the Move.com Transaction.

    EXECUTIVE OFFICER RETENTION. In 2000, a number of factors gave rise to material concerns regarding the retention of key executive officers as well as other Company employees. The Compensation Committee recognized that because the Company is engaged primarily in service-oriented businesses, executive officer and employee retention is always a key concern. However, the concern was heightened by a number of factors. One factor was aggressive and competitive recruiting by internet and technology companies both in the New York Metropolitan area and nationwide, including the use of large equity grants to attract potential recruits away from established companies. In addition, a number of the Company's competitors targeted their recruiting efforts directly at the Company. In addition, the Compensation Committee recognized that the retention value inherent in Company equity awards had decreased in connection with certain economic events. In June of 2000, the Compensation Committee approved a special retention program designed to grant restricted cash and restricted Company common stock awards to approximately 200 officers and key employees. Such awards were established to vest only if such officers remain employed with the Company through either March 31, 2002 or

December 31, 2002, the dates by which senior management believed that retention issues would be resolved. By action of the Compensation Committee, the awards were accelerated and became vested on January 2, 2002. For the Named Executive Officers (other than Mr. Silverman), the awards consisted solely of restricted Company common stock. For other officers and key employees, the awards consisted of restricted common stock and cash. Mr. Silverman did not receive any retention award because the Compensation Committee did not consider it necessary or appropriate. The restricted stock awards granted to the Named Executive Officers are set forth in the Summary Compensation Table. Senior management and the Compensation Committee believe that the special retention program was successful in meeting its desired goals.

    CHIEF EXECUTIVE OFFICER COMPENSATION.  The compensation paid to
Mr. Silverman during 2001 is based upon the minimum levels of his existing employment agreement, however Mr. Silverman has received increases in his base salary. Such agreement, and certain amendments made thereto, are described under "Employment Contracts and Termination, Severance and Change of Control Arrangements". Effective for 2001, Mr. Silverman's annual base salary was increased to $3,143,500. Effective for 2002, Mr. Silverman's annual base salary was increased to $3,196,000 which represents an increase of 1.67%.
Mr. Silverman's annual bonus, which is disclosed in the Summary Compensation Table, was determined based on a formula set forth in his employment agreement, and is based directly on the Company's attainment of EBITDA (as defined in such employment agreement).

    Mr. Silverman will not receive a stock option grant in 2002. Further, Mr. Silverman did not receive a Cancellation Payment, did not participate in the Retention Program and did not receive any other discretionary bonus.

    DEDUCTIBILITY OF COMPENSATION. In accordance with Section 162(m) of the Code, the deductibility for federal corporate tax purposes of compensation paid to certain individual executive officers of the Company in excess of $1 million in any year may be restricted. The Compensation Committee believes that it is in the best interests of the Company's stockholders to comply with such tax law, while still maintaining the goals of the Company's executive compensation program. Accordingly, where it is deemed necessary and in the best interests of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company's business strategy, the Compensation Committee will recommend, and the Company is expected to pay, compensation to executive officers which may exceed the limits of deductibility.

                           THE COMPENSATION COMMITTEE

                           LEONARD S. COLEMAN (CHAIR)

                                ROBERT F. SMITH

                                MYRA J. BIBLOWIT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised of Mr. Coleman (Chairman),
Mr. Smith and Ms. Biblowit. Messrs. Smith and Coleman and Ms. Biblowit were not employees of the Company during 2001 or before.

PERFORMANCE GRAPH

    The following graph assumes $100 invested on December 31, 1996, and compares
(a) the yearly percentage change in the Company's cumulative total shareholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment, during the five years commencing on the last trading day before January 1, 1997, and ending on December 31, 2001, and (B) the difference between the Company's share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) with (b) (i) the Standard & Poor's 500 Index (the "S&P 500 Index"), and (ii) the Standard & Poor's Services
(Commercial & Consumer) Index (the "S&P SVCS Index").

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    DEC-96  DEC-97  DEC-98  DEC-99  DEC-00  1-DEC
CENDANT CORPORATION                    100  141.75   79.64  109.54   39.69   80.87
S & P 500                              100  133.36  171.47  207.56  188.66  166.24
S & P SVCS (COMMERCIAL & CONSUMER)     100  137.21  138.25  121.24   81.28  111.12

                           REPORT OF AUDIT COMMITTEE

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee monitors these processes.

    In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

    In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors for fiscal year 2002.

                                AUDIT COMMITTEE

                             ROBERT F. SMITH, CHAIRMAN
                   RT. HON. BRIAN MULRONEY, P.C., C.C., LL.D.
                               LEONARD S. COLEMAN
                               SHELI Z. ROSENBERG

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Edelman is of counsel to Paul, Hastings, Janofsky & Walker, LLP, a New York City law firm (successor to Battle Fowler). Paul, Hastings represented the Company in certain matters in 2001. It is expected that Paul, Hastings will continue to represent the Company in connection with certain matters from time to time in the future.

    Mr. Edelman is also a partner in Chartwell Hotels Associates ("Chartwell Hotels"), a general partnership affiliated with the Fisher Brothers and Gordon Getty, and its affiliate Chequers Investment Associates, which have acquired certain hotels and mortgages secured by hotels from the Resolution Trust Corporation. Chartwell Hotels currently owns an interest in 12 hotel properties franchised by the Company. During 2001, such hotel properties paid aggregate royalties of approximately $1,947,451 to the Company.

    In April 1995, the Company and Ramada Franchise Systems, Inc., a wholly-owned subsidiary of the Company ("RFS"), entered into a license agreement with Preferred Equities Corporation ("PEC"), the owner, developer and operator of interval ownership resort facilities, pursuant to which PEC was licensed to use certain RAMADA-Registered Trademark- servicemarks in connection with its facilities in the United States. In April, 2000, the Company and PEC agreed to extend the term of such agreement for a period of five years. Pursuant to such agreement, as extended, PEC paid RFS $1 million in initial fees and will pay a percentage of Gross Sales (as defined) of interval ownership interests during the extended term of the agreement. During 2001, PEC paid $1,267,038 in licensing fees to us. Until January 2002, Mr. Nederlander was the Chairman and a significant shareholder of MEGO Financial Corp., of which PEC is a wholly-owned subsidiary. Pursuant to an agreement with PEC entered into in 1996, Resort Condominiums International, LLC ("RCI") provides timeshare exchange and related travel and leisure services to PEC timeshare owners and members in exchange for fees payable by PEC to RCI. In 2001, PEC paid $649,969 in fees to RCI under this arrangement.

    PEC and RFS are also parties to a License Agreement, dated August 14, 2001, relating to PEC's use of the Ramada franchise system and use of the Ramada trademark at a hotel owned by PEC. Pursuant to such agreement, PEC paid us an additional $210,985 in franchise fees.

    On September 26, 2001, RWP Associates, a corporation wholly-owned by Robert
W. Pittman, sold to Cendant Transportation Corp., a wholly-owned subsidiary of the Company, a Dassault Bregnet Mystere Falcon 20-F5 aircraft for $6,500,000. The price of the aircraft was determined by averaging the fair market values determined by three airplane brokers/consultants, all of which are unrelated to both the Company and Mr. Pittman.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, except as set forth below, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2001.

    On May 4, 2001, Tobia Ippolito filed an amended Form 3 excluding 1,254 shares of common stock inadvertently included in his original Form 3. On February 12, 2002, Mr. Ippolito reported on Form 5 an outstanding option inadvertently omitted from the Form 3 filed by him in May 2001.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                [PROPOSAL NO. 2]

    Deloitte & Touche LLP has been appointed by the Board of Directors as the auditors for the Company's financial statements for 2002. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of stockholders.

    The Audit Committee considered the non-audit services provided by Deloitte & Touche, LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche's independence. Deloitte & Touche LLP, the members of Deloitte Touche Tohmatsu, and their respective affiliates, billed the following:

    AUDIT FEES. The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year was approximately
$6.9 million.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees for professional services rendered by Deloitte & Touche in the 2001 fiscal year relating to financial information systems design and implementation was approximately $1.3 million.

    ALL OTHER FEES. The aggregate fees for all other services rendered by Deloitte & Touche in the 2001 fiscal year was approximately $24.2 million and can be sub-categorized as follows:

        AUDIT RELATED FEES. The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions was approximately $15.3 million.

        OTHER FEES. The aggregate fees for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, rendered by Deloitte & Touche in the 2001 fiscal year was approximately $8.9 million.

    The Audit Committee also approved a resolution restricting the utilization of Deloitte & Touche for certain non-audit matters other than tax and merger and acquisition related services. The Audit Committee also adopted a policy prohibiting the Company from hiring Deloitte & Touche personnel at the manager or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company.

    Although stockholder action on this matter is not required, the appointment of Deloitte & Touche LLP is being recommended to the stockholders for ratification. Pursuant to applicable Delaware law, the ratification of the appointment of auditors of the Company requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                         YOU VOTE "FOR" THIS PROPOSAL.

                        BOARD DECLASSIFICATION PROPOSAL
                                [PROPOSAL NO. 3]

GENERAL

    On March 19, 2002, the Board of Directors approved a resolution to submit to the stockholders for approval proposed amendments to Article III, Sections 1, 2 and 3 of the amended and restated by-laws of the Company and Article 9 (b), (d),
(e), (g) and (h) of the amended and restated certificate of incorporation of the Company to eliminate classification of the Board and related matters effective as of the Meeting. Currently, the by-laws and amended and restated certificate of incorporation provide that the Board be divided into three classes with the number of Directors in each class being as nearly equal as possible. Each Director currently serves a three-year term and Directors for one of the three classes are elected each year. Accordingly, if the proposed amendments are approved, stockholders will elect the directors at this annual meeting and hereafter for a term of one year. The proposed amendment, which can only be approved with the affirmative vote of 80% of the votes which would be entitled to be cast generally in an election of Directors, would also eliminate the 80% voting requirement for any future amendments to Article 9 (b) of the amended and restated certificate of incorporation and Article III, Sections 1, 2 and 3 of the by-laws. The current terms of the Directors that do not expire in 2002 will not be affected if the proposed amendments are approved.

DESCRIPTION OF PROPOSAL

    In 1997, in connection with the merger of CUC International Inc. and HFS Incorporated to form the Company, stockholders of the constituent corporations voted to approve the Certificate of Incorporation providing for a classified Board of Directors and to require the affirmative vote of 80% of the votes which would be entitled to be cast generally in the election of directors to amend such provision. This classified director provision is set forth in Article 9
(b) of the amended and restated certificate of incorporation and Article III,
Section 1 of the by-laws. Under that classified director provision, approximately one-third of the Directors are elected annually and serve a three-year term.

    Supporters of classified boards of directors believe that they help maintain continuity of experience and, as a result, may assist a company in long-term strategic planning. Additionally, supporters argue that a classified board may encourage a person seeking control of a company to initiate arm's-length discussions with management and the board, who may be in a position to negotiate a higher price or more favorable terms for stockholders or to seek to prevent a takeover that the board believes is not in the best interests of stockholders.

    Alternatively, a classified board of directors limits the ability of stockholders to elect directors and exercise influence over a company, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. A nonclassified board of directors may enable stockholders to hold all directors accountable on an annual basis, rather than over a three-year period.

    Also, the existence of a classified board of directors may deter some tender offers or substantial purchases of stock that might give stockholders the opportunity to sell their shares at a price in excess of what they would otherwise receive. Accordingly, approval of the proposed amendment to the amended and restated certificate of incorporation might increase the likelihood of such a tender offer or substantial stock purchases by a person seeking to change the Company's Board of Directors.

    At the 1999 annual meeting of stockholders of the Company, a majority of the shares voted at the meeting (although less than 50% of the outstanding shares) were voted in favor of a nonbinding stockholder proposal recommending the declassification of the Board. At a special meeting of stockholders held on March 21, 2000, the Board submitted a proposal to declassify the Board but such proposal did not receive the requisite vote of stockholders at such meeting to approve the amendment to the amended and restated certificate of incorporation and by-laws to implement such proposal. The Board has again decided to voluntarily submit a proposal to declassify the Board because of the support for the proposal by the stockholders at the 1999 annual meeting and the 2000 special meeting, as well as for the other factors discussed above.

    Under Delaware law, directors of companies that have a classified board of directors may only be removed for cause unless the certificate of incorporation provides otherwise. However, under Delaware law, directors of companies that do not have a classified board may be removed with or without cause by a majority vote of the stockholders at any annual or special meeting of stockholders. Accordingly, if the proposed amendment to the amended and restated certificate of incorporation is approved, the Company's stockholders would be able to remove any or all directors without cause at any stockholders meetings after the 2002 annual meeting of stockholders. Under the Company's by-laws, special meetings of stockholders can be called only by the Chairman, the President or a majority of the Company's Board.

    Article 9 of the amended and restated certificate of incorporation also currently provides that Article 9 (b) and Article III, Sections 1, 2 and 3 of the by-laws can only be amended by the affirmative vote of 80% of the votes which would be entitled to be cast generally in an election of directors. The proposed amendment would delete this requirement with respect to any future amendments of Article 9 (b) of the amended and restated certificate of incorporation or Article III, Sections 1, 2 and 3 of the by-laws. Accordingly, under Delaware law, any subsequent amendment to Article 9 (b) of the amended and restated certificate of incorporation or Article III, Sections 1, 2 or 3 of the by-laws would require approval of the Company's Board of Directors and the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

    The proposed amendments to the by-laws and amended and restated certificate of incorporation are set forth in Annexes I and II hereto, respectively, with deletions indicated by strike-out and additions indicated by brackets.
                            ------------------------

    In accordance with the amended and restated certificate of incorporation, Proposal 3 requires the affirmative vote of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of Directors. Under Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker nonvotes will be counted and will have the same effect as a vote against the proposal.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS
                                   PROPOSAL.

                             STOCKHOLDER PROPOSALS

    Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the Year 2003 Annual Meeting if they are received by the Company on or before November 29, 2002. Any proposal should be directed to the attention of the Eric J. Bock, Senior Vice President, Law and Corporate Secretary, Cendant Corporation, 9 West 57th Street, New York, New York 10019. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) such proposal must be received by the Company on or prior to March 22, 2003 and in order for a proposal to be timely under the Company's By-Laws it must be received on or prior to March 22, 2003, but no earlier than February 20, 2003.

                                                             By Order of the Board of Directors

                                                             /s/ Eric J. Bock
                                                             ERIC J. BOCK
                                                             Secretary

Dated: March 29, 2002

                                                                         ANNEX I

                                BY-LAW AMENDMENT
                                  ARTICLE III.
                                   DIRECTORS

SECTION 1. NUMBER, ELECTION AND TERMS.

    The number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three. [From and after the annual meeting of stockholders to be held in 2002,] the Directors shall [Strike-out begins]be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to [Strike-out ends]hold office [Strike-out begins]initially [Strike-out ends]for a term expiring at the annual meeting of stockholders to be held in [the year following their election][Strike-out begins]1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988[Strike-out ends], with [each] [Strike-out begins]the [Strike-out ends]member [Strike-out begins]of each class [Strike-out ends]to hold office until their successors are elected and qualified[; provided that the term of any Director appointed prior to the annual meeting of stockholders to be held in 2002 shall be unaffected.] At each annual meeting of stockholders, the successors of the [Strike-out begins]class of [Strike-out ends]Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the [Strike-out begins]third [Strike-out ends]year following the year of their election.

    The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

    Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than
(i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

    Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from [the] death, resignation, disqualification, [or] removal [Strike-out begins]or other cause [Strike-out ends][of a director] shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected [(a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy and (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders.] [Strike-out begins]in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred [Strike-out ends]and[, in each case,] until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3. REMOVAL

    Any Director may be removed from office,[with or] without cause, only by the affirmative vote of the holders of [Strike-out begins]80% [Strike-out ends]a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

                                                                        ANNEX II

                     CERTIFICATE OF INCORPORATION AMENDMENT

    9. For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

    ....

           b. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. [From and after the annual meeting of stockholders to be held in 2002,] the Directors shall [Strike-out begins]be classified, with respect to the time for which they severally[Strike-out ends] hold office [Strike-out begins]into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to hold office initially[Strike-out ends] for a term expiring at the annual meeting of stockholders to be held in [the year following the year of their election] [Strike-out begins]1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988[Strike-out ends], with the members [Strike-out begins]of each class[Strike-out ends] to hold office until their successors are elected and qualified[; provided that the term of any Director appointed prior to the annual meeting of stockholders held in 2002 shall be unaffected.] At each annual meeting of the stockholders of the Corporation, the [Strike-out begins]successors to the class of[Strike-out ends] Directors whose term expires at that meeting shall be elected to [Strike-out begins]the [Strike-out ends]office for a term expiring at the annual meeting of stockholders held in the [Strike-out begins]third [Strike-out ends]year following the year of their election.

    ....

           d. NEWLY CREATED DIRECTORSHIP AND VACANCIES. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from [the] death, resignation, disqualification, [or] removal [of a director][Strike-out begins]or other cause[Strike-out ends] shall be filled solely by the affirmative vote of the majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected [(a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy or (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders] [Strike-out begins]in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors for which the new directorship was created or the vacancy occurred [Strike-out ends]and [, in each case,] until such Director's successors shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

           e. REMOVAL OF DIRECTORS. Any Director may be removed from office [with or] without cause only by the affirmative vote of the holders of [Strike-out begins]80% [Strike-out ends][a majority] of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors voting together as a single class.

    ....

           g. BY-LAW AMENDMENTS. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of Article II [of the By-Laws] [Strike-out begins]and Sections 1, 2 and 3 of Article III of the By-Laws [Strike-out ends]shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class [and Sections 1, 2 and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.]

           h. AMENDMENT, REPEAL. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or repeal, Article 9 [a., c., d., f., g., or h.]

                                                              PLEASE MARK  | X |
                                                            YOUR VOTES AS
                                                             INDICATED IN
                                                             THIS EXAMPLE

                                                    FOR all   WITHHELD AUTHORITY
1. Election of Directors                           nominees    for all nominees
   Nominees:
   01 Leonard S. Coleman,                             |_|             |_|
   02 John C. Malone Ph.D., 03 Cheryl D. Mills,
   04 Robert E. Nederlander, 05 Robert F. Smith

For all nominees, except vote withheld from the following

--------------------------------------------------------------

I have noted an address change on the reverse         |_|
side of the card

THE BOARD OF DIRECTORS OF CENDANT RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify and approve the appointment of Deloitte & Touche LLP as the Company's Independent Auditors for the year ending December 31, 2002.

                                         FOR          AGAINST           ABSTAIN
                                         |_|            |_|               |_|

THE BOARD OF DIRECTORS OF CENDANT RECOMMENDS A VOTE FOR PROPOSAL 3.

3. To approve amendments to the Articles of Incorporation and By-laws of the Company to eliminate classification of the Board of Directors of the Company.

                                         FOR          AGAINST           ABSTAIN
                                         |_|            |_|               |_|

                                            I Plan to attend the Meeting  |_|

By checking the box to the right, I consent to future delivery of annual |_| reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

SIGNATURE ____________________ SIGNATURE ____________________ DATE______________
PLEASE SIGN EXACTLY AS NAME APPEARS. IF SIGNING FOR TRUSTS, ESTATES OR CORPORATIONS, CAPACITY OR TITLE SHOULD BE STATED. IF SHARES ARE OWNED JOINTLY, BOTH OWNERS MUST SIGN. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET
http://www.eproxy.com/cd
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT www.cendant.com

                              CENDANT CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 21, 2002

         The undersigned stockholder of Cendant Corporation ("Cendant") hereby appoints Henry R. Silverman, James E. Buckman and Eric J. Bock, and each of them individually, with full power of substitution, attorneys and proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Cendant ("Cendant Common Stock") which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at the Ramada Inn and Conference Center, 130 Route 10 West, East Hanover, New Jersey 07936, May 21, 2002, at 10:00 a.m. New York Time and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders dated March 29, 2002, and the accompanying Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS FOR THE NAMED NOMINEES AND FOR PROPOSALS 2 and 3.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.)

                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                              CENDANT CORPORATION

                               THIS IS YOUR PROXY.
                             YOUR VOTE IS IMPORTANT

         Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing, signing and returning your proxy (attached above) to Mellon Investor Services LLC in the enclosed postage-paid envelope. We urge you to return your proxy as soon as possible. AS AN ALTERNATIVE TO COMPLETING THIS FORM, YOU MAY ENTER YOUR VOTE INSTRUCTIONS BY TELEPHONE, (1-800-435-6710) or VIA THE INTERNET AT WWW.EPROXY.COM/CD AND FOLLOW THE SIMPLE INSTRUCTIONS. Thank you for your attention to this important matter.

                                ADMISSION TICKET

                              CENDANT CORPORATION

                      2002 ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, MAY 21, 2002

                                   10:00 A.M.


                        RAMADA INN AND CONFERENCE CENTER
                               130 ROUTE 10 WEST
                         EAST HANOVER, NEW JERSEY 07936

NON-TRANSFERABLE                                                NON-TRANSFERABLE